AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

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      This  AGREEMENT is effective as of the 2nd day of May,  2005,  and Amended and Restated as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement effective as of January 31, 2001, Amended and Restated as of the 28th day of February, 2012, and further Amended and Restated as of the 1st day of December, 2012 ("Management Agreement") with the Trust; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

      f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

      During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of each Fund, prospects of each Fund or the public that refer to the Fund in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way that have been furnished to the Sub-Adviser for its approval are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by e-mail, first class or overnight mail, facsimile transmission equipment or hand delivery.

      Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing within a reasonable time before they become effective. Any amendments or supplements that impact the management of the Funds will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

      The Sub-Adviser agrees to permit the Adviser and the Trust to use its name in the names of the Funds and when referring to the Sub-Adviser. Upon termination of the Agreement with respect to any one Fund the Adviser will cause such Fund to cease to use the Sub-Adviser's name in the name of the Fund. Upon the termination of the Agreement with respect to all Funds, the Sub-Adviser shall cease and shall cause the Funds to cease all use of the name and marks of the Sub-Adviser and its affiliates.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, on a discretionary basis, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds, which may be amended from time to time. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser, solely with respect to the assets of the Funds, which are under its management pursuant to this Agreement, is responsible for compliance with the diversification provisions of Section

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      817(h) of the Internal Revenue Code of 1986, as amended  ("IRC"),  and its accompanying Regulation, Treas. Reg. Section 1.817-5, applicable to the Funds.

      Adviser will not act in a manner that would result in Sub-Adviser failing to maintain the required diversification. If the failure to diversify is inadvertent, Jackson National Life Insurance Company and any of its affiliates investing in the Funds, as owner of the assets in the Funds, shall in good faith and assisted by the Sub-Adviser follow the procedures specified in Treas. Reg. Section 1.817-5(a)(2) and Revenue Procedure 92-25 (or its successor) to request relief from the Commissioner of Internal Revenue Service, and that in such an event Sub-Adviser will assist the Adviser in the preparation of any request for relief or closing agreement and, to the extent that Adviser is seeking indemnification under Section 11 hereof, no filings or agreements shall be made with the Commissioner of Internal Revenue Service without the prior written approval of Sub-Adviser.

      The Adviser agrees on an on-going basis to provide or cause to be provided to the Sub-Adviser in advance and in writing, guidelines, (the "Guidelines"), setting forth the limitations imposed on the Fund as a result of relevant requirements under state law pertaining to insurance products. The Sub-Adviser shall be permitted to rely on the most recent Guidelines delivered to it. The Adviser agrees that the Sub-Adviser may rely on the Guidelines without independent verification of their accuracy. Adviser may amend the Guidelines upon written notice to Sub-Advisor; provided such amendment becomes effective only upon Sub-Advisor's written acknowledgment of its receipt of such amendment, and Sub-Advisor shall be provided a reasonable time to comply with such amendment.

      The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      b) will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

      c) will report regularly to Adviser and to the Trust's Board of Trustees as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

      d) will provide to the Adviser (i) a monthly compliance checklist developed for each

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                                  PAGE 3 OF 12

            Fund  by  Adviser  and  Sub-Adviser,   and  (ii)  quarterly  reports
            developed for each Fund by Adviser and Sub-Adviser;

      e) will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Adviser may reasonably request;

      f) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held for the account of the Funds subject to Sub-Adviser's supervision;

      g) will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and Investment Objectives hereunder;

      h) except as provided in Sections 15 and 20 of this Agreement, will treat confidentially and as proprietary information of Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, provided, however, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser. Notwithstanding the provisions of said clause, to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Fund (including, but not limited to, the identity of the Fund and market value of the Fund), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Fund in accordance with the terms of this Agreement;

      i) will vote proxies received in connection with securities held by the Funds consistent with its fiduciary duties hereunder and in line with the Sub-Adviser's proxy voting guidelines and procedures in effect from time to time. The Adviser agrees to instruct the Fund's custodian to forward all proxy materials and related shareholder communications to Sub-Adviser promptly upon receipt. The Sub-Adviser shall not be liable with regard to voting of proxies or other corporate actions if the proxy materials and related communications are not received in a timely manner. With respect to the JNL/JPMorgan International Equity Fund, Sub-Adviser shall not be required to take any action or render any advice with respect to any legal proceedings, including bankruptcies, involving securities, or the issuers thereof, held in the Fund on or prior to the date of this Agreement; and

      j) may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trusts, including the Funds, except that such consultations are permitted between the current and successor sub-advisers of the Funds in order to effect an orderly transition of sub-

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                                  PAGE 4 OF 12

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            advisory  duties so long as such  consultations  are not  concerning transactions prohibited by Section 17(a) of the 1940 Act.

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require either party to (i) register as a Commodity Pool Operator or Commodity Trading Advisor, (ii) make specific disclosure applicable to it (iii) file reports and other documents, each shall comply with such requirements that are applicable to it;

      b) Sub-Adviser shall comply with all requirements of the CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund; and

      c) Sub-Adviser shall cooperate by assisting the Adviser in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

4. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds. The Trust and Adviser shall have full responsibility for the payment of all taxes due on capital or income held or collected for the Fund and the filing of any returns in connection therewith or otherwise required by law. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the Fund's custodian. The Trust and Adviser shall direct the Fund's custodian to comply with all investment instructions given by Sub-Adviser with respect to the Fund. The Fund's custodian or the Adviser will provide Sub-Adviser with details of Fund cash flows on a daily basis. The Trust and Adviser shall provide Sub-Adviser with reasonable advance notice of any subsequent changes in the Fund's custodian.

5. BROKERAGE. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates and the Adviser acknowledges that the Sub-Adviser will effect securities and other transactions through brokers of its choosing. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by Sub-Adviser on behalf of the Funds. Sub-Adviser will provide copies of futures agreements entered into by the Funds to the Adviser, if applicable. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution", which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

      Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected

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                                  PAGE 5 OF 12

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      contribution  of the  broker-dealer  to the investment  performance of the applicable Fund on a continuing basis. Subject to such policies and procedures as the Trust's Board of Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for each Fund
      through  broker-dealers   (including,  to  the  extent  permissible  under
      applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

6. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, copies of which may be retained by the Sub-Adviser. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions. The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Funds in accordance with Schedule B hereto.

9. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts, including other investment companies and accounts following the same investment strategy as the Fund. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments

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                                  PAGE 6 OF 12

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      suitable and  appropriate  for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-Adviser may group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely
      affect  the  size  and  the   opportunities   of  the  position  that  the
      participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10. LIMITATION OF LIABILITY. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

      Sub-Adviser does not guarantee the future performance of the Fund or any specific level of performance, the success of any investment decision or strategy that Sub-Adviser may use, or the success of Sub-Adviser's overall management of the Fund. The Trust and Advisor understand that investment decisions made for the Fund by Sub-Adviser are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. Sub-Adviser will manage only the assets of the Fund allocated to its management by the Adviser and in making investment decisions for the Fund.

11. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party. Neither the Adviser nor the Sub-Adviser shall be liable for any special, consequential or incidental damages.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for one year from the date of its execution. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, PROVIDED that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event

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                                  PAGE 7 OF 12

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      approved  also by a  majority  of the  Trustees  of the  Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser (the date of termination may be less than or more than sixty days after written notice of termination so long as the duration of the notice period is agreed upon by the Adviser and Sub-Advisor). This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement.

13.   ACKNOWLEDGEMENTS OF ADVISER. Adviser acknowledges and agrees that:

      a) If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7; and

      b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

14. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

      a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

      b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

      c)    A copy of the current compliance procedures for each Fund.

      The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

15. CONFIDENTIAL TREATMENT. It is understood that any information or recommendation supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded by the Trust and the Adviser as confidential and for use only by the Adviser and the Trust. Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Sub-Adviser, the Adviser and Trust will not disclose, in any

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                                  PAGE 8 OF 12
      manner whatsoever except as expressly authorized in this Agreement, any list of securities held by the Funds until such list of securities is filed with the Securities and Exchange Commission or mailed out to shareholders, which filing or mailing shall not be made sooner than 30 days after quarter end, except that the Funds' top 10 holdings may be disclosed 16 days after month end. In addition, at the of each quarter, the Adviser may disclose, earlier than 30 days after quarter end, a list of the securities purchased or sold by the Fund during the quarter to certain third party data or service providers who have entered into a confidentiality agreement with the Adviser.

16. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Funds. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17 NOTICE. All notices and other written communications specified herein shall be deemed duly given if delivered personally, if mailed (by registered or certified mail, and postage prepaid), if sent by overnight courier service for next business day delivery, by facsimile transmission, or by electronic transmittal with return receipt, to the appropriate address for each party as set forth below. Such communications shall be effective immediately (if delivered in person or by confirmed facsimile), upon the date acknowledged to have been received in return receipt, or upon the next business day (if sent by overnight courier service).

      a)    To Adviser:
            Jackson National Asset Management, LLC
            225 W. Wacker Drive
            Suite 1200
            Chicago, IL 60606
            Attn: Mark Nerud

      b)    To Sub-Adviser:
            J.P. Morgan  Investment  Management
            522 Fifth Avenue
            New York, N.Y. 10036
            Attn: David McCrea

18. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but

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                                  PAGE 9 OF 12
      only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

19. ADVISER REPRESENTATIONS. The Adviser represents and warrants to Sub-Adviser that: (i) the Adviser have full power and authority to appoint Sub-Adviser to manage the Fund in accordance with the terms of this Agreement, (ii) this Agreement is valid and has been duly authorized, does not violate any obligation by which the Adviser is bound, and when so executed and delivered, will be binding upon the Adviser in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity (and the Adviser agrees to provide Sub-Adviser with evidence of such authority as may be reasonably requested by Sub-Adviser).

20. DELEGATION TO THIRD PARTIES. Sub-Adviser may employ an affiliate or a third party to perform any accounting, administrative, reporting and ancillary services required to enable Sub-Advisor to perform its functions under this Agreement. Notwithstanding any other provision of the Agreement, Sub-Adviser may provide information about the Fund to any such affiliate or other third party for the purpose of providing the services contemplated under this clause. Sub-Adviser will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve Sub-Adviser of any of its obligations under this Agreement.

21. TRADE SETTLEMENT AT TERMINATION. Termination will be without prejudice to the completion of any transaction already initiated. On, or after, the effective date of termination, the Sub-Adviser shall be entitled, without prior notice to the Adviser or the Fund, to direct the Fund's custodian to retain and/or realize any assets of the Fund as may be required to settle transactions already initiated, and to pay any outstanding liabilities of the Sub-Adviser with respect to such transaction.. Following the date of effective termination, any new transactions will only be executed by mutual agreement between the Adviser and the Sub-Adviser.

22.   FORCE MAJEURE.

      a) Neither party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the offending party. Such causes may include, but are not restricted to, Acts of God or of the public enemy, terrorism, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions, and freight embargoes.

      b) If at any time due to major fluctuations in market prices, abnormal market conditions or any other reason outside the control of Sub-Advisor, there shall be a deviation from the specific instructions set out in the Fund's registration statement or
            Guidelines: (i) Sub-Advisor shall not be in breach of the Fund's registration statement or Guidelines provided it takes such steps as may be necessary to ensure compliance within 14 days after such deviation occurs; and (ii) if, in the judgment of Sub-Advisor, the actions described in (i) above are not in the best interests of Fund, Sub-Advisor may, prior to the expiration of the 14 day period referred to in (i)

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                                  PAGE 10 OF 12
            above, make a written recommendation to Advisor on the most appropriate way to deal with the deviation which shall toll the deadline in (i) above. Unless Advisor directs Sub-Advisor to the contrary within 14 days of the receipt by Advisor of the recommendation, Sub-Advisor shall be entitled to implement its recommendation and shall not be in breach of the Fund's registration statement or t Guidelines. Sub-Advisor does not provide any express or implied warranty as to the performance or profitability of the Fund or any part thereof or that any specific investment objectives will be successfully met.

23. CUSTOMER IDENTIFICATION PROGRAM. To help the government fight the funding of terrorism and money laundering activities, Sub-Advisor has adopted a Customer Identification Program, ("CIP") pursuant to which Sub-Advisor is required to obtain, verify and maintain records of certain information relating to its clients. In order to facilitate Sub-Advisor's compliance with its CIP, Advisor and Trust hereby represents and warrants that (i) Fund's taxpayer identification number or other government issued identification number is 38-3387117 for the JNL/JPMorgan International Value Fund and 38-3230004,for the JNL/JPMorgan International Equity Fund
      (ii) all documents provided to Sub-Advisor are true and accurate as of the date hereof, and (iii) Advisor agrees to provide to Sub-Advisor such other information and documents that Sub-Advisor requests in order to comply with Sub-Advisor's CIP.

24. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

25. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

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                                  PAGE 11 OF 12

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 11th day of January, 2013, effective as of December 1, 2012.

                                    JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                    By:  /s/ Mark D. Nerud
                                       -----------------------------------------
                                    Name: Mark D. Nerud
                                         ---------------------------------------
                                    Title:  President and CEO
                                          --------------------------------------

                                    J.P. MORGAN INVESTMENT MANAGEMENT INC.

                                    By:  /s/ Ana Brands
                                       -----------------------------------------
                                    Name: Ana Brands
                                         ---------------------------------------
                                    Title:  Vice President
                                          --------------------------------------

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                                  PAGE 12 OF 12

                                   SCHEDULE A
                             DATED DECEMBER 1, 2012

--------------------------------------------------------------------------------
                                      FUNDS
--------------------------------------------------------------------------------
                      JNL/JPMorgan International Value Fund
--------------------------------------------------------------------------------
                         JNL/JPMorgan MidCap Growth Fund
--------------------------------------------------------------------------------
                JNL/JPMorgan U.S. Government & Quality Bond Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B
                             DATED DECEMBER 1, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                      JNL/JPMORGAN INTERNATIONAL VALUE FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $350 Million                                                 0.40%
--------------------------------------------------------------------------------
Amounts over $350 Million                                          0.35%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         JNL/JPMORGAN MIDCAP GROWTH FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
All Assets                                                         0.40%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                JNL/JPMORGAN U.S. GOVERNMENT & QUALITY BOND FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $200 Million                                                 0.17%**
--------------------------------------------------------------------------------
$200 Million to $500 Million                                       0.15%
--------------------------------------------------------------------------------
Amounts over $500 Million                                          0.12%
--------------------------------------------------------------------------------

** When net assets drop below $500 million, the annual rate will be 0.20% for net assets between $0 to $200 million.

--------------------------------------------------------------------------------

                                       B-1